Exhibit 99.1

NATIONAL HOLDINGS CORPORATION
REPORTS SIGNIFICANT IMPROVEMENT IN YEAR OVER YEAR POSITIVE ADJUSTED EBITDA
Stronger investment banking environment and dramatic cost reduction improved results and adjusted EBITDA over prior fiscal year position National Holdings Corporation for FY 2013

New York, New York, December 31, 2012 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported financial results for the Company’s fiscal year ended September 30, 2012.

Total revenues for the fiscal year ended September 30, 2012 were $118,648,000 as compared to $126,521,000 for the same period in 2011, a decrease of $7,873,000, or 6%. The decrease in overall revenues which is primarily due to less favorable retail market conditions for corporate securities resulting in a lower volume of transactions made on behalf of our clients, is offset by an increase of 122% in our investment banking revenues and 7% in investment advisory fees.

"We are very pleased that we generated a positive adjusted EBITDA of $1,529,000 (please refer to the reconciliation of net income to EBITDA, as adjusted, attached to this press release) for the fiscal year ended September 30, 2012, despite this very challenging environment. This represents an improvement of $1,410,000, despite nearly $7.9 million of lower revenues and the best adjusted EBITDA performance by the Company in over four years,” stated Mark Goldwasser, Chief Executive Officer. "We remain committed to managing our overhead and streamlining our brokerage operations. We will continue to focus on corporate finance and the expansion of our independent network of brokers and advisors through organic growth and the addition of new branches and large OSJ’s.”

“We are making progress in moving our business mix and margins in the right direction,” stated Robert Fagenson, Executive Co-Chairman. “With market conditions and investor confidence still going through an extremely difficult period, our team has done an outstanding job in cost cutting and maintaining positive EBITDA. Our strong retail distribution network continues to expand and bolster the growth of our syndicate, market making, investment banking and investment advisory services.”

 “As we look back on our accomplishments in fiscal 2012, we also focus on our goals for the year ahead,” continued Fagenson. “Expansion of our retail network through organic growth in our existing branches as well as targeted acquisitions; continued growth of the investment banking and syndicate side of the business as well as our various trading operations; accelerating the movement of our overall business mix towards higher margin revenue streams; establishing a stronger balance sheet and paying off our remaining short term debt, remain central to our strategy and are just some of the areas we will concentrate on in 2013.”

The Company reported a net loss of $1,937,000 for the fiscal year ended September 30, 2012 compared to a net loss of $4,713,000 for the fiscal year ended 2011. The net loss attributable to common stockholders for the fiscal year ended September 30, 2012 was $2,030,000, or a loss of $0.08 per common share, as compared to a net loss attributable to common stockholders for the fiscal year ended 2011 of $5,127,000 or $0.18 per common share. The Company took a non-cash charge of $1,051,000 due to a loss on the disposition of unconsolidated joint venture for the fiscal year ended September 30, 2012 for which there was no comparable charge for the same period in 2011. The Company took a non-cash charge of $1,603,000 due to an increase in the fair value of a derivative liability for the fiscal year ended September 30, 2011 for which there was no comparable charge for same period in 2012. The net loss attributable to common stockholders for the fiscal year ended September 30, 2012 and 2011 reflects $93,000 and $414,000 of cumulative preferred stock dividends on the Company’s Series A preferred stock, respectively.

About National Holdings Corporation

With anticipated annual revenues of approximately $128 million for the fiscal year 2013 and over 1,000 independent advisors, brokers, traders, sales associates and support personnel, the Company is a leading Independent Advisor and Broker services company. As the migration of financial advisors from traditional wire houses, such as Merrill Lynch and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, such as the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the Securities and Exchange Commission (“SEC”), and members of FINRA and SIPC. National Securities and vFinance are also members of the NFA. National Asset Management is a federally-registered investment adviser. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our website at www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark Goldwasser
Chief Executive Officer
Tel: 212-417-8210

Robert Fagenson
Executive Co-Chairman
Tel: 212-847-3200

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Twelve Months Ended
	Audited

	September 30, 2012	September 30, 2011

Revenues	$118,648,000	$126,521,000

Net loss	$(1,937,000)	$(4,713,000)

Preferred stock dividends	(93,000)	(414,000)

Net loss attributable to common stockholders	$(2,030,000)	$(5,127,000)

Loss per share attributable to common stockholders - Basic	$0.08	$(0.18)

Loss per share attributable to common stockholders - Diluted	$0.08	$(0.18)

Weighted average number of shares outstanding - Basic	25,014,166	19,697,033

Weighted average number of shares outstanding - Diluted	25,014,166	19,697,033

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
EBITDA, as ADJUSTED

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Twelve Months Ended
	Audited

	September 30, 2012	September 30, 2011

Net loss, as reported	$(1,937,000)	$(4,713,000)

Interest expense	916,000	1,147,000

Taxes	153,000	148,000

Depreciation	533,000	633,000

Amortization	538,000	644,000

EBITDA	203,000	(2,141,000)

Loss on Disposition of unconsolidated joint venture	1,051,000	-

Change in fair value of derivative liabilities	-	1,603,000

Non-cash stock based compensation expense	10,000	265,000

EBITDA, as adjusted	1,264,000	(273,000)

Forgivable loan write down	265,000	392,000

EBITDA, as adjusted with forgivable loan write down	$1,529,000	$119,000

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense, non-cash expenses related to offerings and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation, amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.